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                                                                    EXHIBIT 99.3

                              KNOWLEDGEWARE, INC.
                           1988 STOCK INCENTIVE PLAN
                (APPROVED BY THE SHAREHOLDERS DECEMBER 2, 1988,
                   AND AMENDED AND RESTATED AUGUST 29, 1989,
             AUGUST 13, 1990, AUGUST 14, 1991 AND OCTOBER 7, 1993)


     The 1988 Stock Incentive Plan (the "Plan") is hereby adopted as follows:

     1.   PURPOSE OF PLAN.  The purpose of the Plan is to provide corporate
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officers and key employees who remain in the employ KnowledgeWare, Inc.
("KnowledgeWare"), and its Subsidiaries (collectively the "Company"), as the Administrator hereinafter referred to shall designate, with a strong incentive for individual creativity and contribution to insure the future growth of the Company. The Plan is designed to reward those who are deeply committed to a career with the Company and whose ability and diligence permit such persons to make important contributions to the success of the Company by enabling such persons to acquire shares of KnowledgeWare Common Stock in the manner contemplated by the Plan. KnowledgeWare believes that the Plan will also aid the Company in attracting and retaining outstanding key employees and in stimulating the efforts of such employees to work for the success of the Company. This Plan covers the sale of shares which may or may not be subject to restrictions ("Restricted Stock"), the award of bonus shares which may be granted with or without restrictions ("Bonus Stock") and the grant of options [including nonstatutory stock options and options intended to qualify as incentive stock options under Section 422A of the Code ("Incentive Options")] to acquire shares which may or may not be subject to restrictions ("Option Stock").

     2.   DEFINITIONS.  For purposes of this Plan, the following terms where
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appearing with initial capitalization shall be applicable:

          (a) "Administrator" means either the Board of Directors or the Committee, whichever is so designated by the Board of Directors to administer the Plan.

          (b) "Board of Directors" means the Board of Directors of KnowledgeWare.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Committee" means a committee appointed by the Board of Directors and which shall consist of not less than three persons, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. If the Plan is administered by a Committee, the members of the Committee shall serve at the pleasure of the Board of Directors. Sixty percent of the Committee members shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting
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at which a quorum is present, or acts unanimously adopted in writing without holding a meeting, shall be the acts of the Committee. The Committee shall report all actions taken by it to the Board of Directors.

          (e) "Common Stock" means KnowledgeWare's Common Stock (formerly designated Class A common stock).

          (f) "Retirement" shall mean the discontinuance of employment of a participant after he has attained age 65.

          (g) "Subsidiary" means any corporation (other than Knowledgeware) in an unbroken chain of corporations beginning with KnowledgeWare if, at the time of the sale or award of any shares or the grant of any option under the Plan, each of the corporations other than the last in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (h) "Total Disability" shall mean that a participant is determined to be, in the sole discretion of the Administrator, disabled, due to sickness or injury from a cause other than an excluded cause specified below, and such disability is likely to be continuous and permanent, such that the participant is, in the opinion of the Administrator, completely unable to perform any and every duty pertaining to his occupation with the Company and unable to engage in any reasonable occupation with the Company or any other employer, where "reasonable occupation" shall mean any occupation which other individuals who have an educational and employment background similar to that of the participant, and are in good health, are actually engaged in as their principal means of financial support. Any opinion of the Administrator rendered in accordance herewith shall be final and conclusive and shall not be subject to review by anyone. A participant will not be considered Totally Disabled if, in the opinion of the Administrator considering all of the circumstances, the disability is a result of:

               (1) excessive and habitual use by the participant of drugs, intoxicants or narcotics;

               (2) injury or disease sustained by the participant which was diagnosed or discovered subsequent to the date his employment was terminated; or

               (3) injury or sickness sustained by the participant as a result of reckless or wanton disregard of his own health or safety, or self-inflicted injuries. The Administrator may require proof in such form as it may decide, including, in all cases where practicable, the certificate of a duly licensed physician, satisfactory to the Administrator, that the participant has become disabled as provided herein.

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          (i) "Unvested Stock" shall mean all shares of Restricted Stock, Bonus
Stock and Option Stock other than Vested Stock.

          (j) "Vested Stock" shall mean (i) all shares of Restricted Stock, Bonus Stock and Option Stock which at the time in question have been freed of the restrictions imposed pursuant to the Plan and any related Restricted Stock, Bonus Stock or Stock Option Agreement (other than those imposed by Section 11) and (ii) all shares of Restricted Stock, Bonus Stock and Option Stock which shall have been issued free of restriction (other than those imposed by Section
11).

     3.   ADMINISTRATION OF PLAN.  This Plan shall be administered, construed
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and interpreted by the Administrator.  The Administrator shall have full and final authority, in its discretion,

          (a) to determine those corporate officers and key employees who shall be eligible to participate in the Plan and the number of shares to be sold or awarded to each participant and the number of shares to be covered by any options granted and the time or times at which such options shall be granted to each participant (it being understood that more than one sale, award or option or any combination thereof may relate to the same participant),

          (b) to determine the terms and provisions of any Restricted Stock Agreement, Bonus Stock Agreement or Stock Option Agreement (the terms of which need not be identical), and

          (c) to make all other determinations and take all other actions deemed necessary and advisable for the proper administration of the Plan.

The Administrator may adopt such rules and regulations for the administration of the Plan as it deems advisable. The Administrator may act by a meeting person or by telephone or by written determinations signed by all of the members of the Administrator. All actions, interpretations and determinations with respect to the administration of the Plan taken by the Administrator shall be conclusively binding for all purposes and upon all persons.

     4.   ELIGIBLE PARTICIPANTS.  Key employees, including officers and
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directors who are employees, of the Company as determined by the Administrator shall be eligible for participation under the Plan. However, with respect to Incentive Options, persons eligible to receive Incentive Options shall be limited to key employees (including officers and directors who are employees) of KnowledgeWare and its Subsidiaries.

     5.   SHARES SUBJECT TO PLAN.  An aggregate of 4,000,000 shares of Common
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Stock shall be subject to this Plan either from authorized but unissued shares or from issued shares reacquired by KnowledgeWare, including shares purchased in the open market, and such number of shares subject to the Plan shall be appropriately adjusted, in the discretion of the Administrator in the event of

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any one or more stock dividends, stock splits or any other forms of recapitalization. The Administrator in its sole discretion may provide in any Restricted Stock Agreement, Bonus Stock Agreement or Stock Option Agreement or otherwise for adjustments to be made with respect to shares sold or awarded hereunder. If prior to the termination of the Plan, shares or Restricted Stock or Bonus Stock issued pursuant hereto shall have been repurchased by or redelivered to KnowledgeWare in connection with the restrictions imposed on such shares pursuant to this Plan, such repurchase or redelivered shares shall again become available for sale, award or option under the Plan. To the extent any options granted hereunder terminate, are canceled or expire unexercised in whole or in part, the shares with respect to which such options were not exercised shall again become available for sale, award or option under the Plan.

     6.   PRICE.  The Administrator in its absolute discretion shall determine
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the price, if any, at which shares of Restricted Stock shall be sold to participants hereunder and may award shares of Bonus Stock to participants hereunder without cash consideration. The Administrator shall determine the price at which any options granted to purchase shares of Option Stock hereunder shall become exercisable, provided that such sale or exercise price with respect to Incentive Options is not less than the fair market value of a share of Common Stock at the time such option is granted, except as otherwise provided in
Section 10(b)(vii). For the purposes hereof, fair market value shall be as determined by the Administrator and the Administrator may make such determination:

          (a) in case the Common Stock is publicly traded but shall not then be listed and traded upon a recognized securities exchange or shall not be quoted on a recognized national market system, upon the basis of the mean between the bid and asked quotations for such stock on the date of grant of such option as reported by the National Association of Securities Dealers Automated Quotation system (NASDAQ) or, in the event that there shall be no bid or asked quotations on the date of grant of such option, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding such date of grant, and upon any other factors which the Administrator shall deem appropriate, or

          (b) in case the Common Stock is publicly traded and shall then be listed and traded upon a recognized securities exchange or shall be quoted on a recognized national market system, upon the basis of the mean between the highest and lowest selling prices at which shares of Common Stock were traded on such recognized securities exchange or national market system on such date of grant or, if the Common Stock was not traded on said date, upon the basis of the mean of such prices on the date nearest preceding such date of grant, and upon any other factors which the Administrator shall deem appropriate, or

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          (c) in case the Common Stock is not listed or traded as referred to in
Sections 6(a) or (b) above, in good faith and taking into consideration factors which the Administrator determines are applicable in the determination of such fair market value.

     7.   PAYMENT.
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          (a) Payment for shares purchased under this Plan shall be payable in cash, by check, by promissory note (or in connection with any option granted pursuant to this Plan, in addition to the above, in shares of Common Stock as provided in (d) below) or in any combination thereof, as shall be determined by the Administrator and provided in the applicable Restricted Stock, Bonus Stock, or Stock Option Agreement.

          (b) If the payment is made in cash or by check, such payment shall be made at the time the shares are sold.

          (c) If the payment is made by promissory note, such note shall be delivered at the time the shares are sold and shall bear interest, if any, at such rate and shall be payable upon such terms as the Administrator shall determine. Certificates for the purchased shares shall be registered in the name of the participant and may be delivered to the purchaser or held by KnowledgeWare as security for payment of the promissory note as determined in the discretion of the Administrator.

          (d) In connection with any options granted pursuant to this Plan, the Administrator, in its discretion may accept as payment for all or any portion of the option price of any Option Stock, shares of Common Stock owned by the participant having a fair market value equal to the required payment. The participant shall deliver to KnowledgeWare a certificate or certificates representing such shares duly endorsed to KnowledgeWare or accompanied by a separate stock power so endorsed.

     8.   RESTRICTED STOCK.  While not required to be subject to any
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restrictions, shares of Restricted Stock sold pursuant to this Plan (including any shares received by the holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) may, in the discretion of the Administrator, be subject to any one or more of the following restrictions:

          (a) Shares of Unvested Stock may not be sold, assigned, transferred or otherwise alienated or hypothecated.

          (b) In the event of termination of employment with the Company by a participant within such period or periods after shares are sold to him hereunder as is established by the Administrator in the related Restricted Stock Agreement, if such termination is for any reason other than death, Total Disability, or Retirement, KnowledgeWare shall have the option for 30 days following written tender, within such period as is specified in the related Restricted Stock Agreement, of all shares of Unvested Stock by the participant to the Secretary of KnowledgeWare to buy for cash all

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or any part of the shares of Unvested Stock sold to such participant at the cash price per share paid by him to KnowledgeWare, which purchase shall be as of the date of such termination of employment and participant shall be deemed to have ceased to own such shares as of such date. A participant's failure to make the above tender shall not limit in any manner the rights of KnowledgeWare to repurchase shares of Unvested Stock hereunder and in such event the Secretary of KnowledgeWare may give notice to such participant that his tender shall have been deemed to be made on the date of termination of employment.

          (c) In the event a participant who has purchased shares hereunder ceases to be employed by the Company as a result of death, Total Disability or Retirement, then (i) KnowledgeWare may repurchase such of the shares of Unvested Stock sold to such participant, at such price and on such terms and conditions, as the Administrator shall determine at such time in its sole discretion and
(ii) the other restrictions imposed and still existing upon any or all of the shares of Unvested Stock sold to such participant shall lapse or shall be removed in accordance with a specified formula, all as shall be determined at such time in the sole discretion of the Administrator.

          (d) At the end of such period as shall be established by the Administrator in the related Restricted Stock Agreement, all shares of Unvested Stock shall be repurchased for cash by KnowledgeWare within 30 days after the expiration of such period at the cash price per share paid by such participant to KnowledgeWare.

          (e) At any time the Common Stock is not being publicly traded as described in Sections 6(a) or 6(b), in the event a participant shall desire to sell all or any part of his shares of Common Stock pursuant to a bona fide written offer for a monetary consideration, the participant shall give notice to the Secretary of KnowledgeWare of his desire to accept such offer in writing. The notice shall set forth the terms of the proposed sale including the identity of any person that the participant has reason to believe will have a beneficial interest in such shares. The notice shall also set forth the terms of any other agreement or understanding between the participant and other parties directly or indirectly connected with said offer. No sale may be made pursuant to the offer if KnowledgeWare determines in good faith that such other agreement or understanding has materially affected the terms of the offer and so notifies the participant within the option period. Any change in the terms of the proposed sale shall require a new notice. For a period of 60 days after receipt by KnowledgeWare of said notice, KnowledgeWare shall have the option, exercisable by written notice, to purchase said shares on the same terms and conditions as are specified in the notice except the time for closing shall be not less than 30 days after exercise of the option. Should KnowledgeWare not exercise its option, the remaining shareholders or KnowledgeWare shall be given the same notice of the proposed sale and said remaining shareholders shall have an additional period of 30 days to exercise an option to purchase said shares on such terms and conditions. If more than

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one of the remaining shareholders shall exercise the option, the shares shall be purchased by them in proportion to their holdings before such exercise. If KnowledgeWare and the remaining shareholders fail to exercise the option, the participant shall be free to sell his shares pursuant to the terms of the notice for a period of 60 days following the expiration of KnowledgeWare's option period. Thereafter, the provisions of this Section relating to notice and options shall again apply.

          (f) The Administrator may provide in the related Restricted Stock Agreement for (i) any other restrictions on any shares of Restricted Stock sold pursuant to this Plan as it may deem advisable, including, without limitation, restrictions based on market appreciation of KnowledgeWare Common Stock, increases in the revenues, sales, net worth or net earnings of KnowledgeWare or any subsidiary, division or other component thereof, or the attainment of any other business or financial goal of the Company and (ii) such further restrictions as may be advisable to comply with the law, including the requirements of the Securities Act of 1933, as amended, any stock exchange upon which such share or shares of the same class are then listed, and under any state securities or other laws applicable to such shares.

     9.   BONUS STOCK.  The Administrator shall have the sole discretion to
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determine in the related Bonus Stock Agreement whether shares or Bonus Stock awarded pursuant to the Plan (including any shares received by the holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be free of any restrictions (other than those advisable to comply with the law) or shall be subject to restrictions similar to those referred to in Section 8 (including specifically Section 8(f)) with respect to shares of Restricted Stock.

     10.  OPTION STOCK.
          ------------

          (a) All options granted pursuant to the Plan shall have such terms and conditions as the Administrator shall determine, including the period during which they may be exercised in whole or in part and the conditions under which they may be terminated or canceled and such other provisions as may be advisable to comply with the law or the rules of any such stock exchange, and each option shall have the following additional conditions:

               (i) The options shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him and, except as otherwise determined by the Administrator, shall only be exercisable prior to termination of employment with the Company.

               (ii) KnowledgeWare shall not issue any fractional shares upon the exercise of options granted under the Plan.

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               (iii) No optionee will be deemed to be a holder of any shares of
     Common Stock or shall have any rights of a shareholder of KnowledgeWare until the issuance of certificates after the exercise thereof. No adjustment shall be made for any dividends or distributions or other rights for which the record date is prior to the date of such stock certificates so issued except as provided in (iv) below.

               (iv) The number of shares subject to an option and the price per share shall be appropriately adjusted by the Administrator to reflect any stock splits, stock dividends or other form of recapitalization.

               (v) The Administrator shall have sole discretion to determine in the Stock Option Agreement whether shares of Option Stock (including any shares received thereon as a result of stock dividends, stock splits and any other forms of recapitalization) shall be free of any restrictions (other than those advisable to comply with the law) or shall be subject to restrictions similar to those referred to in Section 8 (including specifically Section 8(f)) with respect to shares of Restricted Stock.

               (vi) The granting of an option shall impose no obligation upon the participant to exercise such option.

          (b) All Incentive Options granted hereunder, in addition to the conditions required by Section 10(a) and the other Sections of the Plan applicable to Incentive Options, must meet the following additional conditions where applicable:

               (i) The Plan must be approved by the shareholders of KnowledgeWare within 12 months after its adoption by the Board of Directors.

               (ii) Any Incentive Option must be granted within 10 years from the date the Plan is adopted by the Board of Directors.

               (iii) Any Incentive Option must be exercised only within 10 years of the date it is granted, except as otherwise provided in 10(b)(vii) below.

               (iv) A maximum of 2,750,000 shares of Common Stock may be issued under Incentive Options.

               (v) The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under all plans of KnowledgeWare and its Subsidiaries) shall not exceed $100,000.

               (vi) Any Incentive Option granted hereunder shall be consistent with the provisions of Sections 421, 422A and

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     425 and related Sections of the Code and applicable Treasury Regulations.
     The Stock Option Agreements authorized under this Plan in connection with the grant of Incentive Options may contain other provisions, not inconsistent with the Plan and Section 422A of the Code, as the Administrator shall deem advisable.

               (vii) If the participant owns (subject to applicable ownership attribution rules of Section 425(d) of the Code and Treasury Regulations promulgated thereunder) stock possessing more than 10 percent of the total combined voting power of all classes of stock of KnowledgeWare or of stock of any parent or subsidiary of KnowledgeWAre at the time the Incentive Option is granted, the option price shall be not less than 110 percent of the fair market value of the stock subject to the Incentive Option and the Incentive Option by its terms shall not be exercisable after the expiration of five years from the date the Incentive Option is granted.

     11.  COMPETITION BY PARTICIPANT.
          --------------------------

          (a) At the discretion of the Administrator, provisions may be included in a Restricted Stock Agreement, Bonus Stock Agreement or Stock Option Agreement that a participant within such period of time as shall be specified in the related Restricted Stock Agreement, Bonus Stock Agreement or Stock Option Agreement, shall not directly or indirectly, individually or as an employee, partner, officer, director or stockholder or in any other capacity whatsoever of any person, firm, partnership or corporation (i) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others, any persons who is, or within the preceding 12 months was, an employee of KnowledgeWare or any parent, subsidiary, or affiliated company, or of any present, prospective or former customer of KnowledgeWare or any parent, subsidiary or affiliated company, (ii) compete with KnowledgeWare or any parent, subsidiary or affiliated company in such segments of the business of the Company and within such territory as shall be specified in such related Agreement, (iii) use in competition with KnowledgeWare, or any parent, or subsidiary, or affiliated company, customer, prospective customer, or former customer, within such segments and specified territory, any of the methods, information, or systems developed by KnowledgeWare or any parent, or subsidiary, or affiliated company, customer, prospective customer, or former customer, where such customer, prospective customer, or former customer does business or (iv) call upon, solicit, accept employment with, sell or endeavor to sell within such segments and specified territory any customer, prospective customer, or former customer of KnowledgeWare, or any parent, subsidiary, or affiliated company. A Restricted Stock Agreement, Bonus Stock Agreement or Stock Option Agreement may contain such provisions regarding the forfeiture, resale or return to KnowledgeWare of shares received by the participant, or the termination or cancellation of options granted to the participant, under the Plan as the Administrator may deem appropriate upon the occurrence of an event prohibited under this Section.

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          (b) The provision of this Section shall not limit or restrict in any manner any rights or remedies which KnowledgeWare may have under any separate employment agreement with a participant or otherwise with respect to competition by a participant.

     12.  RELATED AGREEMENTS.  In order to enforce the restrictions imposed upon
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shares issued and options granted hereunder and to comply with federal and state securities laws and the Code, KnowledgeWare shall enter into a Restricted Stock Agreement, Bonus Stock Agreement or Stock Option Agreement with each participant containing such terms and conditions as the Administrator shall determine; and KnowledgeWare may require that the certificates representing shares of Unvested Stock or shares securing an installment payment for shares shall remain in the physical custody of KnowledgeWare or an escrow holder.

     13.  WITHHOLDING OF TAXES.  Upon the award, sale or delivery of any shares,
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or the grant or exercise of any option hereunder and should KnowledgeWare determine that the participant will be considered to have received income subject to withholding due to such event and the Company will be required to withhold amounts for federal and state income tax purposes, the distribution of any such shares to the participant may be deferred by KnowledgeWare until the participant makes satisfactory arrangements to provide KnowledgeWare with the funds to meet any such tax withholding obligation. If the participant fails to provide such funds to KnowledgeWare the time required to pay such withholding tax or should KnowledgeWare and the participant agree that such tax withholding obligation may be paid with shares to be distributed to the participant, KnowledgeWare may retain and sell a sufficient number of the participant's shares which are otherwise to be distributed to the participant as may be required to discharge, or reimburses KnowledgeWare for, the payment of such withholding obligation and any interest and penalty which may have accrued in connection therewith. KnowledgeWare shall have and retain a security interest in such shares of the participant for the purpose of securing the participant's obligation hereunder and the participant shall take such steps and execute such documents to perfect such security interest as KnowledgeWare shall reasonably request.

     14.  COMPLIANCE WITH SECURITIES LAW.
          ------------------------------

          (a) KnowledgeWare shall not be obligated to sell or issue any shares pursuant to this Plan unless the shares to be distributed are at that time effectively registered or exempt from registration, in the opinion of KnowledgeWare, under the applicable federal and state securities laws.

          (b) Unless the shares covered by the Plan have been registered under the applicable federal and state securities laws, or KnowledgeWare has determined that such registration is unnecessary, each person receiving shares under the Plan may be required by KnowledgeWare to give a representation in writing that he is acquiring such shares for his own account for investment and

                                     - 10 -
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not with a view to, or for sale in connection with, the distribution of any part thereof.

     15.  INDEMNIFICATION.  In addition to any other rights of indemnification
          ---------------
that they may have as directors of KnowledgeWare or as members of the Committee, the directors of KnowledgeWare and members of the Committee shall be indemnified by KnowledgeWare against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any them may be a party by reason of action taken or failure to act under or in connection with the Plan, or any securities sold or issued hereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by KnowledgeWare) or paid by them in satisfaction of a judgment in any action, suit or proceeding; provided that within 20 days after institution of any action, suit or proceeding, the director or the Committee member shall in writing offer KnowledgeWare the opportunity, at its own expense, to handle and defend the same.

     16.  EXPENSES OF PLAN.  The expenses of administering the Plan shall be
          ----------------
borne by KnowledgeWare.

     17.  NO EFFECT ON EMPLOYMENT.  Nothing herein contained, including the sale
          -----------------------
or award of any shares and the grant of any option, shall affect the right of the Company to terminate any participant's employment at any time for any reason.

     18.  EXEMPTION FROM PENSION COMPUTATION.  By acceptance of shares sold or
          ----------------------------------
awarded or options granted under this Plan, each participant shall be deemed to agree that it is special incentive compensation and that it will not be taken into account as "wages" or "salary" in retirement or deferred profit sharing plans of the Company. In addition, each beneficiary of a deceased participant shall be deemed to agree that such sale, award or grant will not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company.

     19.  LEGEND.  In order to enforce the restrictions imposed upon shares sold
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or awarded hereunder the Administrator may cause a legend or legends to be placed on any certificates representing shares sold or awarded pursuant to this Plan, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

     20.  AMENDMENTS.  This Plan may be amended at any time by the Board of
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Directors, provided that without the approval of the shareholders of
KnowledgeWare, no such amendment shall become effective if it would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares of Common Stock which may be sold under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. Any amendment to the Plan shall not,

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without the written consent of the participant, affect such participant's rights under any Restricted Stock Agreement, Bonus Stock Agreement or Stock Option Agreement entered into prior to such amendment.

     21.  TERMINATION.  This Plan shall terminate and no further shares shall be
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sold or issued hereunder after September 1, 1998, or such earlier date as may be determined by the Board of Directors. The termination of this Plan, however, shall not affect any restrictions previously imposed on shares issued pursuant to this Plan, or alter the rights of participants with respect to options granted or shares issued pursuant to this Plan.

     22.  RIGHTS OF PARTICIPANTS AS SHAREHOLDERS.  Each participant acquiring
          --------------------------------------
shares of Restricted Stock, Bonus Stock or Option Stock hereunder shall, upon the issuance of certificates with respect to such shares, be the registered owner of such shares and, except as otherwise provided herein or in any related Restricted Stock Agreement, Bonus Stock Agreement or Stock Option Agreement, shall be entitled to full voting, dividend and distribution rights like any other holder of KnowledgeWare Common Stock as long as such participant remains the registered owner thereof.

     23.  GOVERNING LAW.  This Plan shall be governed and construed in
          -------------
accordance with the laws of Georgia in all respects.

     24.  CONSTRUCTION.  The masculine gender, where appearing in the Plan,
          ------------
shall be deemed to include the feminine and neuter genders, unless the context clearly indicates to the contrary; the singular includes the plural, and the plural shall include the singular.

     25.  VALIDITY AND LEGALITY.  If any provision of this Plan for any reason
          ---------------------
is declared invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provisions or portion thereof shall remain in force and effect as if this Plan had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

     26.  EFFECTIVE DATE.  This Plan shall become effective upon its adoption by
          --------------
the Board of Directors and approval by the shareholders of KnowledgeWare.

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